FOR IMMEDIATE RELEASE
                                                           ---------------------
                                                              July 24, 1998
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                         POINT WEST CAPITAL CORPORATION
                         ------------------------------
                        ANNOUNCES SECOND QUARTER RESULTS
                        --------------------------------
                             AND FINANCIAL CONDITION
                            ------------------------


         SAN  FRANCISCO-(July  24, 1998) Point West Capital  Corporation (Nasdaq

Symbol:  PWCC) today  reported a net loss of $85,000 (or a basic loss of ($0.03)

per  share  based  on  3,253,324   weighted   average  shares  of  common  stock

outstanding)  for the  quarter  ended June 30,  1998,  compared to net income of

$232,000  (or basic  earnings  of $0.07 per share  based on  3,538,269  weighted average shares of common stock outstanding) for the quarter ended June 30, 1997.

The Company also reported a net loss of $165,000 (or a basic loss of ($0.05) per share based on 3,253,324  weighted  average shares of common stock  outstanding)

for the six months ended June 30,  1998,  compared to net income of $1.3 million

(or basic earnings of $0.35 per share based on 3,794,597 weighted average shares of common stock outstanding) for the six months ended June 30, 1997. The Company also  reported  total  comprehensive  income for the three and six month periods ended June 30, 1998 of $2.5 million and $5.5 million,  respectively. The Company reported a book value of $8.23 per share.

         The Company's  results of operations for the three and six months ended

June 30,  1998 are not  comparable  to the three and six  months  ended June 30,

1997,  primarily  as a result of the volume of assets sold during the first half of 1997 and the establishment of two new businesses in the second half of 1997.

         Ward Rotter, the Company's Chief Financial  Officer,  commented that we are pleased to have kept the operating losses under control while we grow our new businesses and pursue other business opportunities and are pleased with the condition of our balance sheet.

         The  Company is a specialty  financial  services  company.  During the second  half of 1997,  the  Company  formed and began  operating  Fourteen  Hill

Capital,  L.P.  ("Fourteen  Hill  Capital"),  an  SBA  licensed  small  business investment  company,  which focuses on providing capital to  telecommunications,

e-commerce  and  internet  related   companies  and  Allegiance   Capital,   LLC

("Allegiance"), which lends funds to funeral home and cemetery owners.

         At  June  30,  1998,   Fourteen  Hill  Capital  had  loans  and  equity

investments  outstanding  for  which  it had  originally  provided  funds in the aggregate  amount of $6.4 million.  At June 30, 1998 such loans and  investments were carried on the balance sheet at $15.4 million.  The difference between such carrying value and the original  funds  provided is reflected as  "Comprehensive

Income -- Net Unrealized  Investment Gains" in stockholders' equity. At June 30,

1998 such unrealized  gains were $8.3 million (net of a $700,000 tax provision),

compared to $2.6  million at  December  31,  1997.  Any gains or losses for such investments will be recognized on the income  statement,  if ever, upon the sale of such investments.

         Allegiance had two loans  outstanding at June 30, 1998 in the aggregate principal  amount of $5.9 million,  one with a fixed  interest rate per annum of

9.4% and the other with a fixed interest rate of 9.8% per annum.

         The  Company   continues   to   evaluate   other   strategic   business

opportunities.  Fourteen Hill Capital and Allegiance are indicative of the types of business opportunities the Company intends to pursue.

         The following is summary balance sheet information as of June 30, 1998:



         Cash and cash equivalents.......................................................................$2,354,067

         Restricted cash (1).............................................................................$3,700,148

         Investment securities..........................................................................$14,846,483

         Loans receivable, net of unearned income........................................................$6,575,908

         Assets held for sale...............................................................................$74,812

         Purchased life insurance policies..............................................................$34,539,544

         Non-marketable securities.......................................................................$3,732,148

         Total assets...................................................................................$66,880,110

         Reserve for equity interest in wholly owned

              financing subsidiary.........................................................................$407,324

         Long term notes payable........................................................................$38,528,914

         Total liabilities..............................................................................$40,099,758

         Comprehensive income -- net unrealized

              investment gains...........................................................................$8,276,263

         Retained deficit..............................................................................$(8,161,517)

         Total stockholders' equity.....................................................................$26,780,352



(1) Restricted cash is pledged by the Company's wholly owned financing subsidiary, Dignity Partners Funding Corp. I, to secure the repayment of long term notes payable.


(KEYWORD CALIFORNIA AND INDUSTRY KEYWORD: SPECIALTY FINANCE EARNINGS).

CONTACTS:  POINT WEST CAPITAL CORPORATION, SAN FRANCISCO.
           Alan B. Perper, 415/394-9467